PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement ("Agreement") is made and entered into this 13th day of July, 1996, by and between WORTHINGTON GREEN ASSOCIATES, a Minnesota joint venture consisting of LUTHERAN BROTHERHOOD REALTY FUND I LIMITED PARTNERSHIP, a California limited partnership, and LUTHERAN BROTHERHOOD, a Minnesota corporation ("Seller"), and TGM REALTY CORP. #5, a Delaware corporation ("Purchaser").

1.     Sale and Purchase of Property.

1.1 Seller agrees to sell and convey to Purchaser, and Purchaser agrees to pay the Purchase Price (hereinafter defined) and to purchase and take from Seller, subject to the terms and conditions herein contained: (i) a parcel of real property located at the southeast corner of Hard Road and Smoky Row Road, in the City of Columbus, County of Franklin, State of Ohio, legally described on Exhibit A attached hereto and hereby made a part hereof (hereinafter called "Land"); (ii) the 176 unit residential apartment complex, together with all other buildings and improvements located thereon, (hereinafter collectively called "Buildings," whether one [1] or more);
(iii) all appurtenances, hereditaments, privileges and easements belonging to the Land and Buildings; (iv) all fixtures, equipment, furnishings, appliances and other items of tangible and intangible personal property which are owned by Seller, are now or hereafter located in the Buildings or on the Land, and are used in connection with the maintenance or operation thereof, (the "Personal Property"), (v) all leases, licenses and other occupancy agreements (collectively, the "Leases") covering space situate at or within the Land and Buildings and any claim or right to claim against a tenant or occupant (collectively, the "Tenants") under any Lease and all security deposits paid or deposited by Tenants in accordance with the Leases, except as set forth in Section 7.5.5 hereof, (vi) all of Seller's rights in and to contractual rights and intangibles with respect to the operation, maintenance, repair and improvement of the Land and Buildings, including service and maintenance agreements, construction, material and labor contracts, utility agreements and other contractual arrangements, all to the extent designated by the provisions of this Agreement (collectively, the "Contracts"), (vii) governmental permits, licenses, certificates and approvals in connection with the ownership of the Property (collectively, the "Licenses") and warranties of any contractor, manufacturer or materialman, and (viii) all of Seller's interest in the right to the use of the trade name "Village at Worthington Green" (the "Trade Name") in connection with the Property (all the property described in clauses (i) through (iii) and (v) through (viii) in this Section 1.1 being hereinafter collectively referred to as the "Property").

2.     Purchase Price; Earnest Money.

2.1 Purchaser agrees to pay Six Million Three Hundred Ten Thousand Five Hundred Seventy Five and No/100ths Dollars ($6,310,575.00) ("Purchase Price") for the Property. The Purchase Price shall be payable as follows:

2.1.1 Three Hundred Thousand and No/100ths Dollars ($300,000.00) earnest money (said sum, together with all interest accrued thereon, the "Earnest Money"), which sum, within two (2) Business Days after Purchaser's counsel, Bachner, Tally, Polevoy & Misher LLP, receives two (2) fully executed counterparts of this Agreement, shall be deposited in escrow with Capital City Title Agency, Inc., as escrow agent ("Escrow Agent"), and shall be placed in an interest bearing account with Huntington National Bank ("Escrow Account").

2.1.2 The balance of the Purchase Price, together with the sum attributable to Personal Property as set forth in the Bill of Sale annexed hereto as Exhibit F shall be paid to Seller in certified funds or by wire transfer of good funds on the Closing Date (as that term is hereinafter defined).

2.2 All interest earned on the Escrow Money shall be retained in the Escrow Account until the Earnest Money is paid out of such account in accordance with this Agreement, at which time all accrued interest shall be paid to Seller, unless this Agreement is terminated by Purchaser for default by Seller or pursuant to any other right of Purchaser to terminate this Agreement set forth herein, in which event all accrued interest shall be paid to Purchaser. If such interest is paid to Seller for any reason other than a default by Purchaser, it shall be credited to payment of a portion of the Purchase Price.

3. Seller's Warranties. To induce Purchaser to enter into this Agreement, Seller makes the following representations and warranties, each of which is material and is relied upon by Purchaser. As used herein, the phrases "to the best of Seller's knowledge", or "to its knowledge" or the like, refers only to the actual knowledge of Clifford W. Habeck, Assistant Vice President of Lutheran Brotherhood and Assistant Vice President of Lutheran Brotherhood Real Estate Products Company and Seller need not have conducted any investigation.

3.1.1 To the best of Seller's knowledge, Seller has not received any notice from any state or local authority having jurisdiction over the Property of any violation of any law, statute, ordinance, code, governmental rule or regulation, or private covenant or restriction, affecting the Property.

3.1.2 To the best of Seller's knowledge, Seller has not received any notice of any liabilities which affect the Property or the Personal Property, except ad valorem real estate taxes, special assessments and utility bills, or notice of any litigation or threatened litigation with respect to Seller or the Property or the Personal Property which may have an adverse effect on the transaction contemplated by this Agreement, the Property or the Personal Property or Seller's interest in the Property or the Personal Property, or any pending or anticipated condemnation of any part of the Property.

3.1.3 To the best of Seller's knowledge, Seller has not received any notice of the existence, in, on or under the Property, of any Hazardous Materials in violation of environmental law. "Hazardous Materials" shall mean substances defined as "Hazardous Substances, Hazardous Materials or Toxic Substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (12 USC Sec. 6901 et. seq.), or in any other Federal or State environmental law, statute, regulation, ordinance or code. Seller shall cooperate fully with Purchaser and Purchaser's representatives in investigating the history of the Property.

3.1.4 To the best of Seller's knowledge, Seller has not received any notice of any work completed, commenced or contemplated, which will or may result in any special assessments against the Property, other than special assessments which are levied as of the Effective Date (as hereinafter defined). Based solely upon the special assessment search in the Commitment (as hereinafter defined) there are no outstanding special assessments effecting the Property as of the date of the Commitment.

3.1.5 Lutheran Brotherhood Realty Fund I Limited Partnership, a California limited partnership, ("Realty Fund") holds record title to the Property solely as nominee of the Seller pursuant to the terms of Seller's joint venture agreement and in such capacity is the fee owner of the
Property.   Seller and Realty Fund have full and lawful power and authority, on behalf of the Seller, to execute, deliver and perform this Agreement and all documents which Seller is required hereby to execute, deliver and perform, and to sell the Property and the Personal Property.

3.1.6 To the best of Seller's knowledge, the most current, correct and complete schedule of tenancies and security deposits, as of the date of such document, is as set forth on attached Exhibit B.

3.1.7 To the best of Seller's knowledge, the most current list of service contracts, as of the date of such document , is as set forth on attached Exhibit C.

3.1.8 To the best of Seller's knowledge, the financial operating statement(s) for the Property that have been or will be delivered by Seller to Purchaser do not materially mis-state the results of operation of the Property for the periods reflected in such statements.

3.1.9 All lease commissions incurred in connection with Leases entered into by Seller or its agents will be paid in full prior to closing. At Closing there shall be no continuing or exclusive brokerage agreements as to the Property or any of the space at the Property unless such agreements shall have been approved in writing and assumed by Purchaser, in Purchaser's sole discretion.

3.1.10 To the best of Seller's knowledge, Seller has no tradenames, trademarks or copyrights used in connection with or applicable to the Property, other than the Trade Name.

3.1.11 Seller and Realty Fund are not "foreign persons" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

3.1.12 To the best of Seller's knowledge, the current schedule of Personal Property owned by Seller, as of the date of such document, is as set forth on attached Exhibit D.

3.1.13 Neither Seller nor, to the best of Seller's knowledge, any of Seller's general partners is the subject of any existing or pending or (to the best of Seller's knowledge) threatened or contemplated bankruptcy, solvency or other debtor's relief proceeding.

3.1.14 To the best of Seller's knowledge, Seller has paid all taxes due and payable with respect to the Personal Property.

3.2 The representations and warranties set forth in this Article 3 shall be updated and deemed remade as of the Closing Date; and said representations and warranties, as so remade, and the indemnity obligation set forth below, shall survive the Closing for a period of six (6) months after the Closing Date; provided, however, the representations set forth in Sections 3.1.5, 3.1.11 and 3.1.13 hereof shall survive the Closing Date for an unlimited period of time. As a condition precedent to Purchaser's obligations at Closing, all of Seller's representations and warranties as updated provided in this Section 3 shall be true and correct, in all material respects, as of the Closing. Seller shall indemnify and hold Purchaser harmless from and against any and all claims, actions, judgments, liabilities, obligations, liens, damages, penalties, fines, costs and expenses, including but not limited to attorneys' fees and court costs (prior to trial, at trial and on appeal), foreseen or unforeseen, asserted against, imposed on, or suffered or incurred by Purchaser (or the Property), directly or indirectly arising out of or in connection with any breach or untruth of the representations and warranties set forth in this Article 3, subject to the applicable survival period, including without limitation such representations and warranties as are set forth in Section 3.1.3 hereof. Notwithstanding anything contained in this Agreement to the contrary, there shall be no liability on the part of the Seller for breaches of any of the representations, warranties and certifications which are made by Seller as set forth herein (collectively the "Representations"), of which Purchaser had actual knowledge before Closing. "Actual knowledge" of Purchaser shall include the then present knowledge of Purchaser or its representatives of facts or circumstances known or disclosed to Purchaser or which can be reasonably obtained from the documents, inquiries, interviews, reports or investigations provided to or made by Purchaser. If Purchaser has actual knowledge of one or more breaches of Representations, then Purchaser shall elect one of the following as its sole and exclusive remedy: (i) to close this transaction (including without limitation Purchaser's right to commence an action for specific performance of the sale of the Property and the Personal Property), in which event such breaches of Representations shall be deemed waived and Purchaser shall have no right to bring any lawsuit or
other legal action against Seller for such breaches of Representations   or
(ii) to terminate this Agreement, upon which termination the Earnest Money and all interest earned thereon shall be returned to Purchaser and neither party hereto shall have any further obligations to the other party hereunder other than the indemnity and confidentiality obligation set forth hereinafter. Upon the election of one of the exclusive remedies in the preceding sentence the other remedy shall be deemed waived and no longer available to Purchaser, provided that if Purchaser has elected the remedy of clause (i) in the preceding sentence, Purchaser shall not be deemed to have waived its rights and remedies set forth elsewhere in this Agreement for any matters other than breaches of such Representations. There shall be no prohibition on Purchaser maintaining an action for damages against Seller after the Closing if, after the Closing, Purchaser obtains actual knowledge that any Representations are breached, subject, however, to the survival periods set forth above.

     EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS
SECTION 3, PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY, SUBJECT TO SECTION 4.1 AND
SECTION 10 HEREOF, IN ITS "AS-IS, WHERE IS" CONDITION "WITH ALL FAULTS" AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS SECTION 3, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY; OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS SECTION 3, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, EXCEPT OF THE EXPRESS REPRESENTATIONS SET FORTH IN THIS SECTION 3. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THIS PROPERTY AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. EXCEPT AS OTHERWISE PROVIDED HEREIN, SELLER HAS NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY.

4. Seller's Covenants. Seller agrees and covenants with Purchaser as follows:

4.1 Between the Effective Date and the Closing Date, Seller shall (i) maintain and operate the Property and Personal Property in at least as good condition as exists on the Effective Date, ordinary wear and tear of normal use and damage by casualty or condemnation excepted, (ii) comply with the terms of all Leases and perform any work required under any Leases or other applicable agreements. (iii) make reasonable efforts in accordance with its current business practice: to renew existing leases, to enter into new leases for vacant units for a term not less than six (6) months (provided, however, that existing tenants may be renewed on a month-to-month basis) and not exceeding twelve (12) months at market rent, to file evictions and to collect rents and other payments due from tenants thereof.

4.2 Between the Effective Date and the Closing Date, Seller shall keep the Property and Personal Property insured against fire, lightning, theft, vandalism, malicious mischief and all other risks and casualties covered by standard extended coverage and "all-risk" endorsements, in an amount equal to its full replacement cost.

4.3 Between the Effective Date and the Closing Date, except in the event of an emergency, Seller shall not enter into any new management agreement or other Contract relating to the Property, nor modify any existing Contract, without Purchaser's prior written consent, unless the Contract may be terminated at any time, without cause, and without penalty to Purchaser on not more than thirty (30) days' written notice.

4.4 To the best of Seller's ability, Seller shall cause all Seller's work or other obligations as landlord required to be performed prior to Closing Date pursuant to Leases to be fully performed and paid for before the Closing Date. All Seller's work performed or materials furnished up to the Closing which are or may become a lien on the Property shall be paid for at or prior to the Closing, and the provisions of this sentence shall survive the Closing for a period of one hundred and five days.

4.5 Seller further agrees that between the Effective Date and the Closing Date, Seller shall:

4.5.1 Place any apartment now vacant or becoming vacant in the same rentable condition ready for occupancy in the manner previously implemented by Seller.

4.5.2 Pay, in the normal course of business, and, in any event, prior to Closing, sums due for work, materials or services furnished of otherwise incurred in the ownership and operation of the Property and Personal Property up to the Closing Date.

4.5.3 Not grant or transfer any interest in the Property or Personal Property including any air and development rights.

4.5.4 Make reasonable efforts to comply with all known violations of any governmental requirements applicable to the Property or the Personal Property. Seller shall immediately deliver to Purchaser any notice of such a violation hereafter received. If such a violation is discovered prior to the Closing Date, including but not limited to any violation disclosed by a code compliance audit or certificate of occupancy inspection, Seller shall have the right, but not the obligation, to correct the violation prior to the Closing Date.

4.5.5 Promptly advise Purchaser of any litigation or governmental proceeding to which Seller becomes a party affecting the Property or the Personal Property. There shall be no such litigation or proceeding pending at Closing having a potential adverse effect upon the Property or the Personal Property or Seller's ability to convey the Property or the Personal Property to Purchaser.

4.5.6 Not undertake or permit any structural modification or structural additions to the Property;

4.5.7 Not create (or agree to create) any exception to or covenant, restriction, easement or other lien or security interest on or affecting the Property or the Personal Property which will not be released at Closing.

4.5.8 Terminate, effective on Closing, all employees or agents employed by Seller at or in connection with the Property, without cost or expense to Purchaser, including but not limited to Seller's managing agent.

4.5.9 Terminate prior to Closing or (at Purchaser's election) assign on the Closing Date any litigation or eviction proceedings against any Tenant which is ongoing as of such date.

4.5.10 Afford Purchaser and its representatives full access to the Property and to Seller's books, records and files relating to the Property, at reasonable times requested by Purchaser up to and including the Closing Date.

4.5.11 Not apply any Tenant's security deposit to the discharge of such Tenant's obligations unless such Tenant has vacated such Tenant's demised premises, except as provided in Section 7.5.5 hereof.

4.5.12 Cause to be released and discharged of record any encumbrances or liens, if any, of which Purchaser gives written notice to Seller affecting any of the Personal Property described on the schedule of Personal Property annexed hereto on Exhibit D or any other Personal Property owned by Seller and which is subject to this Agreement . Purchaser shall provide Seller with copies of the Purchaser's UCC or other due diligence searches regarding the Personal Property, obtained at Purchaser's expense during the Inspection Period, which Seller shall be entitled to rely upon.

4.5.13 There shall be no real estate tax or personal property tax protests or proceedings affecting the Property or the Personal Property, respectively, as of the Closing Date, unless such proceedings are approved in writing and assumed by Purchaser.

4.5.14 Both Seller and Realty Fund, on behalf of Seller have full and lawful power and authority to execute, deliver and perform this Agreement and all documents which Seller and/or Realty Fund, respectively, is required hereby to execute, deliver and perform, and to sell the Property and the Personal Property

4.5.15 All lease commissions incurred in connection with Leases entered into by Seller or its agents will be paid in full prior to closing. At Closing, there shall be no continuing or exclusive brokerage agreements as to the Property or any of the space at the Property unless such agreements shall have been approved in writing and assumed by Purchaser, in Purchaser's sole discretion.

     As a condition precedent to Purchaser's obligations at Closing, Seller shall have complied in all material respects with the covenants in this
Section 4. The conditions precedent in this Section 4 shall not be construed as representations or warranties and in the event Seller has not complied with the covenants in this Section 4 in any respect, there shall be no liability on behalf of Seller for the non-compliance of those covenants, provided, however, if Seller intentionally breaches any covenants in this
Section 4 in any material respect, Purchaser may elect one of the following as its sole and exclusive remedy: (i) to commence an action for specific performance of the material covenants which Seller intentionally so breached in this Section 4 together with the specific performance of the sale of the Property under this Agreement, in which event all such non-compliance with any other covenants not so raised shall be deemed waived, or (ii) to terminate this Agreement, in which event the Earnest Money and all interest earned thereon shall be returned to Purchaser and neither party hereto shall have any further obligations to the other party hereunder other than the indemnity and confidentiality obligations set forth herein. Upon the election of the one of the exclusive remedies in the preceding sentence the other remedy shall be deemed waived and longer available to Purchaser, provided that if Purchaser has elected the remedy of clause (i) in the preceding sentence, Purchaser shall not be deemed to have waived its rights and remedies set forth elsewhere in this Agreement for any matters other than such covenants intentionally so breached. Provided however that Purchaser must commence any action for specific performance under this Agreement against Seller within six (6) months of the Effective Date, or it shall be deemed to have waived its rights under clause (i) above.

4.6 Seller shall not commence any action against a Tenant after the Closing for past due rents, or any other obligation under the Tenant's lease. The preceding sentence shall survive Closing.

5.     Review and Inspection by Purchaser.

5.1 Purchaser's obligation to perform under this Agreement is hereby made expressly contingent and conditional upon the occurrence, fulfillment, satisfaction or performance of each of the following conditions (hereinafter called "Purchaser's Conditions") on or before a date Twenty-Five (25) days after the Effective Date (herein called "Inspection Period"):

5.1.1 The physical condition of the Property and the Personal Property, the availability of adequate utilities and services thereto, and the conformance thereof with applicable laws, statutes, ordinances, codes, orders, decrees, rules and regulations (hereinafter called "Governmental Requirements"), being acceptable to Purchaser, in Purchaser's sole discretion; and the Property being free of pollutants, hazardous waste and other Hazardous Materials, as determined by Purchaser in Purchaser's sole discretion. Purchaser shall order and obtain its own environmental assessments regarding the condition of the Property. Seller has and shall continue to provide Purchaser with access, during normal business hours, to all existing engineering reports, surveys, plans, specifications, warranties, guaranties, certificates, licenses, permits, authorizations, approvals and other records relating to the physical condition or use of the Property and the Personal Property which Seller has in its possession, if any. Purchaser may make copies of any thereof at Purchaser's sole cost and expense. Purchaser may also, at any time during the Inspection Period, after making arrangements 24 hours in advance thereof with Seller's property manager, itself or by its agents, consultants or representatives, enter upon and inspect the Property and all records kept thereon during normal business hours; provided, however, that no such entry or inspection shall interfere with the operation of the Property by Seller or the rights of Tenants of the Property or cause any intentional or unintentional physical damage to the Property, unless such damage is promptly repaired by Purchaser to Seller's reasonable satisfaction. Any such entry or inspection shall be at the sole and entire cost, risk and expense of Purchaser. Purchaser agrees to indemnify Seller against, and to hold Seller harmless from, any and all costs, expenses, claims, causes of action and/or damages resulting from any such entry upon or inspection of the Property, whether from or for bodily injury, personal injury, death, property damage or otherwise, including but not limited to damage to the Property and to the property of Tenants thereof, and agrees to pay all costs of defending any claims therefor by any third party, and of prosecuting any claims therefor by Seller, including court costs and reasonable attorneys' fees. The agreement set forth in the preceding sentence hereof shall survive and remain enforceable after the closing (hereinafter called "Closing") of the sale of the Property pursuant hereto and the execution and delivery of the Deed (as that term is hereinafter defined) or any other termination of this Agreement. Purchaser shall not contact Tenants of the Property except through Seller or its property manager after providing Seller with 24 hours advance notice.
During the Inspection Period, Seller shall cooperate with Purchaser in its inspection of the Property and the Personal Property, including but not limited to, furnishing to Purchaser such existing information, materials and documents as Purchaser may reasonably request and making its managing agent of the Property and other on-site employees available to Purchaser. Purchaser acknowledges that Purchaser has been given access to and entered upon the Property for inspection prior to the Effective Date and Purchaser agrees that the indemnity obligations set forth above shall retroactively apply to any such early entry or inspection by Purchaser.

5.1.2 All existing Leases, Contracts and agreements relating to the Building, the current rent roll from the Building (hereinafter called "Rent Roll"), and all books, records and files of Seller maintained with Seller's third party property manager relating to the operation of the Property and the Personal Property and the income and expenses thereof (hereinafter called "Records"), being acceptable to Purchaser in its sole discretion. Seller has provided to Purchaser and to its agents, consultants or representatives copies of the Contracts and the Rent Roll, and has and shall continue to provide access to Purchaser and such agents, consultants and representatives, during normal business hours, to the original Leases and to
the Records for Purchaser's review thereof.   Purchaser acknowledges prior
receipt of the Records including to the extent such exist and are in Seller's possession the following: (i) copies of Licenses, building permits, certificates of occupancy, (ii) architectural drawings and plans and specifications which are available to Seller with respect to the Buildings, (iii) maintenance costs of the Property and the Personal Property for the past three (3) years, or such lesser period as the Property may have been owned by Seller, (iv) a copy of tax bills, (v) copies of any reports of a licensed pest control contractor reporting as to evidence of the presence of wood destroying insects or other infestation at the Property, (vi) copies of all reports, studies, and other written material in Seller's possession relating to the determination as to whether any Hazardous Materials exist at the Property and as to any work performed or proposed in connection with any Hazardous Materials at any time located at the Property, and (vii) a summary
of managerial costs for the past three (3) years.    If Purchaser, its
agents, consultants or representatives enter upon the Property or into the offices of Seller's property manager to update its review of the Records, such entry shall be made only during normal business hours, after making prior arrangements therefor with Seller or its property manager, and Purchaser's agreements to indemnify and hold harmless set forth in Section
5.1.1 hereof shall apply to such entry.   Purchaser acknowledges and agrees
that the confidentiality obligations of Purchaser in Section 5.3 retroactively applies to all Records, Leases, documents and information received from Seller or obtained from the Property prior to the Effective Date.

5.1.3 Seller has delivered, at Seller's expense, a commitment for an owner's policy of title insurance (ALTA 1992 Form) ("Commitment") (i) issued by Capital City Title Agency, Inc. as agent for First American Title Insurance Company ("Title Insurer") covering the Land and Buildings, (ii) with the amount of coverage equal to the full Purchase Price, (iii) containing tax and special assessment searches with respect to the Property, and (iv) showing title to the Property in the name of Lutheran Brotherhood Realty Fund I Limited Partnership, subject only to such encumbrances as Purchaser may accept in its sole discretion. The Commitment shall include a complete copy of each document listed as an exception to title or otherwise referred to therein. Purchaser shall be allowed to the end of the Inspection Period to examine said title and the making of any objections thereto, said objections to be made in writing or deemed to have been waived; provided, however, that Purchaser may make objections to title after that date, if the matters giving rise thereto come to its attention for the first time thereafter (all of Purchaser's objections to title given in accordance with this sentence are herein called "Non-Permitted Exceptions"). If any objections to title are made, Seller, at Seller's option, shall be allowed the number of days remaining until the Closing Date in which to attempt to cure said objections. If title is not made marketable by Seller, or the objections thereto are not insured over by Title Insurer or waived by Purchaser, prior to the Closing Date, then Purchaser may, at its option, and as its sole remedies, either (y) terminate this Agreement by written notice to Seller, in which event all Earnest Money, plus all interest earned thereon, shall be paid to Purchaser, and neither party hereto shall have any further liabilities or obligations to the other party hereunder other than the indemnity and confidentiality obligations set forth herein; or (z) elect to waive said objections and take title to the Property subject thereto, without any reduction in the Purchase Price. Notwithstanding anything contained herein to the contrary, Seller shall be obligated to cause to be removed from record title or insured over by Title Insurer at Seller's cost and expense, (i) any Non-Permitted Exceptions to record title which are caused by, result from or arise out of Seller's intentional default under its obligations under this Agreement between the Effective Date and the Closing Date, including but not limited to Seller's failure to pay real estate taxes, and (ii) any lien, charge or encumbrance on the Property and/or Personal Property which secures a debt created by Seller, including, but not limited to a mortgage, deed of trust or other security interest, a mechanic's lien, a materialman's lien or Seller's confession of any judgment which creates a lien against the Property and/or Personal Property. (Any Non-Permitted Exception described in clause (i) or (ii) of the immediately preceding sentence is herein called a "Seller Caused Non-Permitted Exception.") If Seller fails to remove or cause the Title Insurer to insure over any Seller Caused Non-Permitted Exception, Purchaser, nevertheless, may elect (at or prior to the Closing) to consummate the transaction provided for herein subject to any such Seller Caused Non-Permitted Exception as may exist as of the Closing with a credit against the balance of the Purchase Price payable at the Closing equal to (y) the sum reasonably agreed by Seller and Purchaser which is necessary to remove such Seller Caused Non-Permitted Exception which can be satisfied by a liquidated amount, or (z) for any such Seller Caused Non-Permitted Exception which cannot be satisfied by payment of a liquidated amount, a reasonably estimated reduction in the fair market value of the Property and/or Personal Property as agreed upon the Seller and Purchaser. If the parties can not so agree on the reasonable reduction to the Purchase Price, then Purchaser may elect one of the following as its sole and exclusive remedy: (i) to commence an action for specific performance of the sale of the Property and/or Personal Property under this Agreement and such reasonable credit against the balance of the Purchase Price for the Seller Caused Non-Permitted Exception shall be reasonably determined by a court of competent jurisdiction or (ii) to terminate this Agreement, thereupon, this Agreement shall be terminated in which case all Earnest Money including interest shall be returned to Purchaser and the parties shall be relieved of all further obligations hereunder, except for the Indemnity and confidentiality obligations herein
contained.   Upon the election of the one of the exclusive remedies in the preceding sentence the other remedy shall be deemed waived and longer available to Purchaser provided that if Purchaser has elected the remedy of clause (i) in the preceding sentence, Purchaser shall not be deemed to have waived its rights and remedies set forth elsewhere in this Agreement for any matters other than such Seller Caused Non-Permitted Exceptions. Provided however that Purchaser must commence any action for specific performance under this Agreement against Seller within six (6) months of the Effective Date, or it shall be deemed to have waived its rights under clause (i) above.

5.1.4 Promptly after the date hereof, Purchaser shall order, at Purchaser's expense, an updated ALTA/ACSM survey of the Property ("Survey"), certified as of a current date in favor of Purchaser and Title Insurer, prepared by a registered land surveyor acceptable to Purchaser. The Survey shall be sufficient detail to permit the Title Insurer to delete the standard printed survey exception in the title insurance policy.

5.2 Seller agrees to cooperate with Purchaser in Purchaser's efforts to fulfill, satisfy and/or perform Purchaser's Conditions. Seller shall afford Purchaser and its representatives full access to the Property and to Seller's records relating to the Property, at reasonable times. All of the Purchaser's Conditions are for the benefit of Purchaser and may be waived in writing by Purchaser at any time prior to the expiration of Inspection Period. If any of the Purchaser's Conditions has not occurred or have not been fulfilled, satisfied or performed as determined by Purchaser, in Purchaser's sole discretion, before the expiration of the Inspection Period, Purchaser may so notify Seller, in writing, on or before the end of the Inspection Period, in which event all Earnest Money (and any interest earned thereon) shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided. If such notice is not so given on or prior to the Inspection Period with respect to any of the Purchaser's Conditions, said Purchaser's Conditions shall be deemed to be waived and, subject to the other provisions of this Agreement, Purchaser shall be required to close in accordance herewith.

5.3 Purchaser agrees to keep all information relating to the Property provided to it by Seller or obtained by Purchaser in the course of its review and inspection provided for herein confidential until the Closing has occurred, provided that Purchaser may disclose any of such information to its attorneys, accountants, engineers and other advisors, who are involved with Purchaser's acquisition and investigation of the Property, and to return to Seller all copies and information relating to the Property provided to Purchaser by Seller or made by Purchaser in the course of said review and inspection, if Closing does not close for any reason other than a default by Seller. The obligations of the Purchaser under this Section 5.3 shall survive any termination of this Agreement

5.4 It shall be a condition precedent to Purchaser's obligations to close the transaction which is the subject of this Agreement that the Property and the Personal Property be in substantially the same material physical and operating condition at Closing as it is in on the earlier to occur of the (i) expiration of the Inspection Period, or (ii) last day of Purchaser's inspection of the Buildings, subject, however, to normal wear and tear. Seller shall afford Purchaser access to the Property and the Personal Property and to Seller's records relating to the Property and the Personal Property at reasonable times requested by Purchaser up to and including the Closing Date to verify that no material changes have occurred.

6.     Intentionally Left Blank

7.     Closing

7.1 Unless changed as herein provided or by mutual agreement, the Closing shall take place at the office of Escrow Agent, Suite 3100, 41 South High Street, Columbus Ohio, commencing at 9:00 A.M. ten (10) days after the expiration of Purchaser's Inspection Period ("Closing Date"). Provided, however, the parties agree that Closing Date shall not occur during the first 10 days of any calendar month and in such event the parties agree to postpone the closing date until after the 10th day of the month.

7.2 At the Closing, Seller shall execute or cause to be executed by the record owner or other party as applicable and, where appropriate, acknowledge and/or deliver the following documents, to be prepared by Seller's counsel and to be in the forms annexed hereto, or if not so annexed, in form and substance mutually satisfactory to Seller and
Purchaser:

7.2.1 A limited warranty deed in recordable form ("Deed"), subject only to encumbrances and to such other exceptions which Purchaser has accepted or is deemed to have accepted pursuant to Section 5.1.3 hereof in the form of Exhibit E annexed hereto ("Permitted Encumbrances"), which Deed shall contain the legal description of the boundaries of the Land as shown on the Purchaser's Survey of the Property.

7.2.2 A limited warranty bill of sale conveying to Purchaser fixtures, equipment, appliances, furnishings and all Personal Property, owned by Seller, located at and used in connection with the Property in the form of Exhibit F annexed hereto.

7.2.3 Evidence satisfactory to Purchaser and Title Insurer that this Agreement, the Deed and all other Closing documents have been validly authorized, executed and delivered by and on behalf of Seller, and any affidavits, indemnities, undertakings or other agreements reasonably approved by Seller and reasonably required by Title Insurer to issue the Title Policy (as hereinafter defined).

7.2.4 The originals of all Leases and Contracts and copies of all other files, books and records relating to the Property, to the extent possessed by Seller, including copies of all site plans, blueprints, plans, specifications and operating manuals relating to the Property and copies of all building permits, certificates of occupancy and other records relating to zoning, utilities and construction of the Improvements on the Property, together with an assignment by Seller of all of its right, title and interest therein to Purchaser.

7.2.5 All documents required to be delivered by Seller to Purchaser pursuant to any other provisions of this Agreement.

7.2.6 Assignment of all of the Leases, of any guarantees thereof, of the security and other deposits and all advance rental payments collected or received by Seller which Seller is required to credit to Purchaser hereunder, in the form of Exhibit G annexed hereto. Purchaser shall join in the assignment document.

7.2.7 Assignment of all Contracts; of all warranties, guarantees, permits, Licenses and certificates applicable or relating to the Property, to the extent assignable and not otherwise terminated in accordance herewith, and of all rights of Seller to use the name "The Village at Worthington Green" and any other name(s) and logotype(s) used by Seller in connection with the Property in the form Exhibit H annexed hereto. Purchaser shall join in the assignment document to assume all the Seller's obligations after the Closing.

7.2.8 Transferor's certifications stating that Seller and Lutheran Brotherhood Realty Fund I Limited Partnership are not foreign persons, foreign corporations, foreign partnerships, foreign trusts or foreign estates (as those terms are defined in the United States Internal Revenue Code and the Income Tax Regulations promulgated thereunder ["Code"]) and setting forth such other information as may be required by Section 1445(b)
(2) of the Code or any amendment or replacement thereof in the form of
Exhibit I annexed hereto.

7.2.9 A Seller's affidavit stating that there are no outstanding, unsatisfied judgments, tax liens or bankruptcies against or involving Seller or the Property, that there has been no skill, labor or material furnished to the Property for which mechanics' liens could be filed, and that there are no other unrecorded interests in the Property (except Leases which Seller has provided to Purchaser).

7.2.10 A Tenant Form Letter in the form of Exhibit K annexed hereto signed by the landlord of each Lease, which letter shall be delivered to each of the Tenants by Purchaser.

7.2.11 An updated rent roll for the Property in the form of the Rent Roll annexed hereto as Exhibit B, certified to the best of Seller's knowledge to be true and correct as of the Closing Date.

7.2.12     All keys and combinations to all locks on the Buildings.

7.2.13 A certificate from Seller that no proceeding for the reduction of real or personal property taxes is on-going as of the Closing Date which certification will survive for a period of 6 months.

7.2.14 A telephone transfer form obtained by Purchaser for mutual execution by the parties.

7.2.15 A receipt from CB Commercial as to the payment of the commission outlined in Section 8.2 hereof and a release by CB Commercial to TGM Realty Corp. #5 and/or its assignee hereunder from any other claims for brokerage commissions in connection with the transaction which is the subject of this Agreement in form prepared by Purchaser.

7.2.16 A Post Closing Adjustment Letter in the form of Exhibit J annexed hereto.

7.2.17 Seller shall deliver to Purchaser's Counsel, in escrow, all Closing documents to be prepared by Seller and signed by Purchaser not less than five (5) days prior to the Closing Date for execution by Purchaser. Purchaser's Counsel shall deliver such executed original documents signed by Purchaser, in escrow, to the Escrow Agent, to be held in escrow, pending instructions from Seller to Escrow Agent as to delivery of the documents at the Closing.

7.3 At the Closing, Seller and Purchaser shall cause to be delivered to the Escrow Agent such other instruments and documents as may be necessary and appropriate in order to complete the Closing of the transaction which is the subject of this Agreement. It shall be a condition precedent to Purchaser's obligation to close this transaction that the Title Insurer issues to Purchaser at Closing an ALTA owner's title insurance policy (ALTA Form 10/17/92) with extended coverage, provided that the exclusion from coverage for Seller's bankruptcy, insolvency and similar creditors' rights laws shall be omitted from such policy issued by the Title Insurer (the "Title Policy"), which Title Policy shall (i) be effective as of the time of the recordation of the Deed, (ii) insure Purchaser in the full amount of the Purchase Price, and (iii) not contain any Non-Permitted Exceptions.

7.4 On the Closing Date, Purchaser shall direct the Escrow Agent to pay to Seller the Purchase Price and the sum attributable to the Personal Property as set forth in the Bill of Sale, and Seller shall deliver possession of the Property to Purchaser, subject only to Permitted Encumbrances, including the rights of Tenants, as tenants only, under Leases.

7.5 Seller and Purchaser shall execute a closing statement to be prepared by the Escrow Agent upon which the following adjustments shall be made as of the close of business on the day immediately preceding the Closing (the "Adjustment Date") at the Closing:

7.5.1 Rents, as and when collected shall be prorated as of the Adjustment Date. If as of the Adjustment Date, there are rents owed by Tenants for the month in which the Closing occurs, then the first monies received from said Tenant or Tenants shall be received on account of or in payment of such past due rents and (i) if Purchaser receives said past due rents, Seller's aforesaid share thereof shall be remitted by Purchaser to Seller, and (ii) if Seller receives such past due rents, Purchaser's aforesaid share thereof shall be promptly remitted by Seller to Purchaser. With respect to any arrearages for periods prior to the month in which the Closing occurs, Purchaser shall pay such arrearages to Seller as and when collected from the monies received from such Tenant provided such Tenant is otherwise current in its rent as of the month Purchaser receives such payment of arrearages. With respect to rents for any period subsequent to the month in which the Closing occurs that may be received by Seller, Seller shall promptly remit such rents to Purchaser. Purchaser shall provide monthly collections and delinquency reports to Seller for a period of six months after Closing with respect only to Tenants having arrearages for periods prior to the month in which the Closing occurs and still in occupancy of the demised premises as of the Closing Date. Purchaser shall not, verbally or in writing, release or waive any such past due rents owed to Seller, but Purchaser shall not be required to bring legal actions against Tenants for such past due rents owed to Seller.

7.5.2 All real estate taxes and installments of special assessments levied in 1995 which are to be paid in 1996 shall be prorated between the parties on a 365 day year basis as of the date one year before the actual Adjustment Date based upon the applicable tax bill, such proration to be final. Purchaser shall be responsible for the portion of 1995 taxes and installments of special assessments payable for the period including and after the date one year before the actual Adjustment Date, as well as taxes and installments of special assessments levied with respect to the 1996 tax year and thereafter. Purchaser shall pay all special assessments, if any, payable with respect to the 1996 tax year and in the years thereafter.

7.5.3 Amounts paid or payable in respect of any Contracts assigned to Purchaser pursuant to the Assignment of Contracts in the form of Exhibit H annexed hereto, including but not limited to, any up-front "bonus" or retainer payments made in consideration of entering into any Contract (which up-front "bonus" or retainer payments, if any, shall be prorated as of the Adjustment Date based upon the unexpired term of the Contract).

7.5.4 All other operating expenses of or for the Property shall be prorated as of the Adjustment Date. Seller shall cause to be paid all charges for deliveries made and services rendered and all other operating costs of the Property up to the Adjustment Date. Any items on order but undelivered as of the Adjustment Date will be reviewed and accepted or canceled in Purchaser's discretion. Final readings and final billings for utilities will be made, if possible as of the Adjustment Date. Seller shall also cause to be paid all outstanding amounts due as of such reading.
Seller shall also be entitled to any applicable refunds of security deposits with any utility companies. If final readings and billings cannot be obtained as of the Adjustment Date, the final bills, when received, shall be prorated based upon the number of days Seller owned the Property in such final billing period. Seller shall be responsible for all management and leasing fees under Seller's property management contracts and all of Seller's property management contracts shall terminate on the Closing Date. Except as set forth in Section 3.1.9 hereof, Purchaser shall be responsible for all expenses of or for the Property accrued or applicable to the period on or following the Adjustment Date.

7.5.5 Seller shall credit to Purchaser the amount of all damage, escrow, security or pet deposits collected or received by Seller with respect to any Tenants of the Property and which belong to such Tenants pursuant to their Leases or in accordance with law, including any required interest accrued thereon as of the Closing Date which must be paid to such Tenants pursuant to their Leases or any applicable statute. Notwithstanding the above, Purchaser agrees that Seller may retain and not credit to Purchaser up to four tenant deposits for Tenants who are delinquent in the payment of their rent for any month prior to the month in which Closing occurs in return for Purchaser being released from any responsibility to Seller for collecting such delinquent amounts.

7.5.6     If at any time any of the amounts to be apportioned under Sections
7.5.3 or 7.5.4 hereof cannot be calculated with complete precision because the amount or amounts of one (1) or more items included in such calculation are not then known, such calculation shall be made on the basis of reasonable estimates by Seller and Purchaser of the amount or amounts of the item or items in question, subject to adjustment (by additional payment by Purchaser to Seller or by refund from Seller to Purchaser) when the actual amount or amounts of such item or items becomes known. Promptly after the actual amount of any such item becomes known to either party hereto, such party shall notify the other thereof and shall include in such notice the amount of any required adjustment. If such adjustment requires an additional payment by Purchaser to Seller, Purchaser shall make such payment to Seller simultaneously with its giving of, or within twenty (20) days after its receipt of, such notice, as the case may be. If such adjustment requires a refund by Seller to Purchaser, Seller shall make such refund simultaneously with its giving of, or within twenty (20) days after its receipt of, such notice, as the case may be. The obligations of this
Section 7.5.6 shall survive and remain enforceable after the Closing of the sale of the Property for a period of six months.

7.5.7 If such prorations result in a payment due to Purchaser, then Purchaser shall receive credit toward the portion of the Purchase Price payable at Closing. If such prorations result in a payment due Seller, then the same shall be paid to Seller in addition to the portion of the Purchase Price and the sum attributable to the Personal Property as set forth in the Bill of Sale which is payable at Closing. The parties hereto shall endeavor to prepare a schedule of prorations no less than five (5) days prior to Closing.

7.6     Seller shall pay the abstracting and Commitment costs.

7.7 Seller shall pay the state transfer tax ($1 per $1,000.00) due with respect to the Deed.

7.8 Any closing fee or escrow fee charged by the Escrow Agent or Title Insurer (not to exceed $500.00) shall be paid equally by Seller and Purchaser.

7.9 Purchaser shall pay the recording fees for the Deed and the title premium due with respect to the Title Policy and any endorsements to the Title Policy required by Purchaser. Seller shall pay all recording fees for documents required to be recorded to clear title, if any.

7.10 Purchaser shall pay the $183,425.00 brokerage commission to CB Commercial at Closing in accordance with Section 8.2.

7.11 Each party shall pay the fees of its own attorneys and accountants incurred in connection with the negotiation, execution and performance of this Agreement.

7.12 Purchaser agrees to provide its own casualty, liability and other insurance coverage for the Property and Personal Property on the Closing Date and upon the completion of the Closing, Seller may cancel and terminate all of its casualty, liability and other insurance coverage relating to the Property .

8.     Miscellaneous.

8.1 All the terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective legal representatives, successors and assigns of Seller and Purchaser; provided, however, that Purchaser may not assign its rights hereunder without the prior written consent of Seller. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement to an entity which is wholly owned by Purchaser or to any other entity which is wholly owned by the Public Employees Retirement System of Ohio which assignee will assume and be bound
by all obligations of Purchaser under this Agreement.   In the event of any
such assignment and assumption, Seller agrees to execute any documents required to be delivered under this Agreement to or in the name of Purchaser's assignee and agrees that all surviving representations and warranties of Seller hereunder shall be deemed to run in favor of, and be enforceable by said assignee as if it were the Purchaser hereunder. The provisions of this Section shall survive the Closing.

8.2 Each of the parties hereto represents that such party has not incurred and is not paying any brokerage fee or commission, finder's fee or other selling commission or fee as a result of the transaction described herein, except that Purchaser has agreed to pay a brokerage fee or commission to CB Commercial in the event Closing occurs in the amount of $183,425.00, which amount Seller represents to Purchaser is the full amount of the commission owed to CB Commercial in connection with this transaction, and each party hereto agrees to indemnify the other against, and to hold the other harmless from, any claim for any such brokerage fee or commission, finder's fee or other selling commission or fee incurred as a result of the agreements or actions of the indemnifying party, and any costs and expenses incurred in defending against any such claim, including court costs and reasonable attorneys' fees. The representations and agreements set forth in this Section 8.2 shall survive the Closing or earlier termination of this Agreement.

8.3 Any notice, request or other communication required or provided to be given under this Agreement shall be in writing signed by the party giving the same or by its attorneys, and shall be deemed sufficiently given when
(i) delivered personally upon receipt or (ii) deposited and mailed by certified or registered mail, return receipt requested, postage prepaid, or,
(iii) delivered to Federal Express, UPS or other similar overnight courier service, or (iv) transmitted by fax, provided such fax transmission is confirmed within one Business Day thereafter in the manner set forth in either clause (i), (ii) or (iii) of this sentence, addressed as follows:

          To Seller:       Lutheran Brotherhood
                           Attention:  Clifford W. Habeck
                           625 Fourth Avenue South
                           Suite 1030
                           Minneapolis, Minnesota  55415
                           Fax:  (612) 340-8458

          To Purchaser:    TGM Realty Corp. #5
                           c/o TGM Associates L.P.
                           650 Fifth Avenue, 28th Floor
                           New York, New York  10019
                           Attn: Thomas Gochberg
                           Fax:  (212) 399-6310

          With a copy to:  Alan Linder, Esq.
                           Bachner, Tally, Polevoy & Misher LLP
                           380 Madison Avenue
                           New York, New York  10017-2590
                           Fax:  (212) 682-5729

     If required to Escrow Agent   Capital City Title Agency, Inc.
                                   Suite 3100
                                   41 South High Street
                                   Columbus, OH  43215-6194

     or to such other party or such other address in the United States of America as such party, by notice given as herein provided at least ten (10) days prior to the effective date of said change or addition of address, shall designate; provided, however, that no party hereto may require notice to be sent to more than two (2) addresses. Any notice given in any other manner shall be effective only upon receipt by the addressee.

8.4 This Agreement constitutes the entire and complete agreement of the parties hereto with respect to the Property, shall supersede all prior agreements (including any letter of intent) with respect thereto, and may be modified only in writing. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. This Agreement shall be construed and interpreted under and governed by the laws of the State of Ohio. This Agreement or any memorandum of this Agreement shall not be recorded in any public record relating to the Property.

8.5 All Exhibits which are annexed to this Agreement are part of this Agreement and are incorporated herein by reference.

8.6 The provisions of this Agreement are for the sole benefit of the parties to this Agreement and their successors and assigns and shall not give rise to any rights by or on behalf of anyone other than such parties.

8.7 This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

8.8 Seller will, whenever and as often as it shall be reasonably requested so to do by Purchaser, and Purchaser will, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments, correction instruments and all other instruments and documents as may be reasonably necessary in order to complete the transaction which is the subject of this Agreement and to carry out the intent and purposes of this Agreement. All such instruments and documents shall be satisfactory to the respective attorneys for Purchaser and Seller in the exercise of their reasonable discretion. The provisions of this Section shall survive the Closing.

8.9 All days or time periods described in this Agreement shall be based upon calendar days. If the date for performance of any act pursuant to this Agreement is not a Business Day, then such act shall be performed on the next succeeding Business Day. The term "Business Days" shall mean all days, except Saturdays, Sundays and all days observed by the Federal Government as legal holidays.

8.10 The Article headings or captions appearing herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

8.11 In the event that any litigation arises under this Agreement, the prevailing party (which term shall mean the party which obtains substantially all of the relief sought by such party) shall be entitled to
recover, as a part of its judgment, reasonable attorneys' fees.    In the
event Purchaser files an action for specific performance against Seller which is dismissed prior to judgment,Seller shall be entitled to recover all reasonable attorneys' fees in defending said action, unless such dismissal was a result of Seller having completed the payment or performance of the obligation that is the subject of the specific performance action after the commencement of such action.

8.12     Any document executed and delivered by Worthington Green
Associates, a Minnesota joint venture, need only be executed by Realty Fund as managing venturer of Worthington Green Associates and shall also be binding upon said joint venture. This Section 8.12 shall survive the Closing.

9.     Default; Termination.

9.1 If Closing does not occur as and when provided in this Agreement because of a default by Purchaser, then Seller shall be entitled, as its sole and exclusive remedy, to receive the Earnest Money and all interest thereon as liquidated damages and to terminate this Agreement by notice to Purchaser and upon such termination neither party shall have any further claims against, obligation to or rights against the other hereunder except for the indemnity and confidentiality obligations set forth herein.

9.2 Except as to the contrary provided in Section 4.5 hereof, if Closing does not occur as and when provided in this Agreement because of a default by Seller, then Purchaser shall be entitled to elect one of the following as its sole and exclusive remedies (i) to receive the Earnest Money and any interest thereon and terminate this Agreement by notice to Seller and upon such termination, except for the indemnity and confidentiality obligations set forth herein neither party shall have any further claims against, obligations to or rights against the other hereunder, or (ii) to enforce the sale of the Property and the Personal Property to Purchaser under the Agreement by an action for specific performance in accordance with the limitations contained in this Agreement. Upon the election of the one of the exclusive remedies in the preceding sentence the other remedy shall be deemed waived and longer available to Purchaser. Provided however that Purchaser must commence any action for specific performance under this Agreement against Seller within six (6) months of the Effective Date, or it shall be deemed to have waived its rights under clause (ii) in the preceding sentence. Except as set forth in Section 3.2 (but subject to the limitations therein contained), 8.2 and 9.3 hereof, Purchaser hereby waives any right to recover damages from Seller for any default by Seller hereunder.

9.3 In the event either party defaults with respect to any obligations arising after Closing but subject to any applicable survival period, and fails to cure such default within twenty (20) days after the date on which such defaulting party receives written notice of such default from such other party, the non-defaulting party shall have all legal rights and remedies available at law or in equity.

9.4 Time is of the essence with respect to the Purchaser's Inspection Period, the Closing Date, and all other dates set forth or provided for herein.

9.5 The Effective Date of this Agreement shall be the day after the Seller executes this Agreement provided Seller delivers two (2) fully executed originals of this Agreement to Bachner, Tally, Polevoy & Misher LLP by overnight courier. Seller shall fill in the date of this Agreement on page 1 hereof as of the Effective Date.

10.     Risk of Loss

10.1 The risk of loss or damage to the Property or the Personal Property by fire or other casualty shall be borne by Seller. In the event that damage, loss or destruction of the Property or the Personal Property or any part thereof, by fire or other casualty, occurs prior to the Closing, Seller shall promptly notify Purchaser of such damage, loss or destruction.

10.2 If the Property and/or the Personal Property is damaged by fire or other casualty, and the damage, loss or destruction shall cost less than $200,000 to repair, as mutually agreed upon by Seller and Purchaser, Purchaser shall close the transaction which is the subject of this Agreement with a credit against the Purchase Price and/or the sum payable under the Bill of Sale, as the case may be, in an amount equal to the cost of repairing such damage as mutually agreed upon by Seller and Purchaser; provided, however, Purchaser shall have the right to elect to terminate this Agreement if, as a result of such damage by fire or other casualty, the Property may not, as a matter of applicable law, be rebuilt as it currently exists, and if Purchaser so elects, the Earnest Money and any interest thereon shall be promptly returned to Purchaser, and thereupon, this Agreement shall be terminated and the parties hereto shall be relieved of all further obligations and liability under this Agreement except for the confidentiality and indemnity obligations herein contained.

10.3 If the Property and/or the Personal Property is damaged by fire or other casualty and the damage, loss or destruction shall cost $200,000 or more to repair, as mutually agreed upon by Seller and Purchaser, then Seller shall, promptly after Purchaser's request therefor, deliver to Purchaser a copy of the applicable insurance policies covering such fire or other casualty, and Purchaser shall promptly, at its option, elect one of the following:

10.3.1 To elect to terminate this Agreement, in which event the Earnest Money and any interest thereon shall be promptly returned to Purchaser, and thereupon, this Agreement shall be terminated, and the parties hereto shall be relieved of all further obligations and liability under this Agreement; except for the confidentiality and indemnity obligations herein contained; or

10.3.2 To proceed with the Closing and receive (i) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable hazard or other casualty insurance policy or policies in effect with respect to the Property, (ii) an assignment of Seller's rights to any payments which may be payable subsequent to the Closing Date under any applicable hazard or casualty insurance policy or policies in effect with respect to the Property, (iii) an assignment of Seller's rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property, and (iv) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such hazard or casualty insurance policies described in (ii) above; or

10.3.3 To close the transaction which is the subject of this Agreement and receive a credit against the Purchase Price in an amount equal to $200,000.

10.3.4     If Purchaser elects to exercise the option set forth in Section
10.3.2 hereof, then pending the Closing, Purchaser, and not Seller, shall alone have the right to (i) adjust, compromise and settle with the insurance company(s) with respect to the insurance policies described in and subject to Section 10.3.2, and (ii) settle, compromise and contest such award or proposed award relating to the Property, and Seller agrees to cooperate with Purchaser with respect to the collection of any payments or awards or rights to payments or awards so assigned to Purchaser. Purchaser agrees to cooperate with Seller with respect to the collection and adjustment of any payments or awards from such insurance companies which are not described in and subject to Section 10.3.2 prior to Closing. Seller agrees not to settle or compromise any such award or proposed award relating to the Property so as to impair Purchaser's rights under Section 10.3.2 without the written consent of Purchaser.

10.4 If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to the Land or Buildings, and the same is not dismissed beyond appeal on or before ten (10) days prior to the Closing Date set forth in this Agreement, then Seller shall promptly notify Purchaser thereof and Purchaser shall be entitled to terminate this Agreement in which event, the provisions of
Section 10.3.1 hereof shall be applicable.

10.5 If the Property and/or the Personal Property is damaged by fire or other casualty prior to the Closing and Purchaser is not notified by Seller of such damage prior to the Closing, then to the extent that, subsequent to the Closing, Purchaser promptly notifies Seller of such damage, Seller shall, to the extent of the loss of value the Buildings as a result thereof,
(y) promptly deliver to Purchaser a sum equal to the payments theretofore received by or on behalf of Seller under any applicable insurance policy awarded for such loss of value, and (z) assign to Purchaser, Seller's rights to any payments which may be payable under any applicable insurance policy and cooperate with Purchaser in connection with any dealings between Purchaser and any applicable insurance company in connection therewith. The provisions of this Section shall survive the Closing.

                              SELLER:

                              WORTHINGTON GREEN ASSOCIATES,
                              a Minnesota Joint Venture,
                              as Equitable Owner.

                              By:  LUTHERAN BROTHERHOOD REALTY
                              FUND I LIMITED PARTNERSHIP
                              a California limited partnership, a venturer

                              By: Lutheran Brotherhood Real Estate Products Company, a Minnesota Corporation
                                   Its:  General Partner

                              By:  /s/ Clifford W. Habeck
                                   -----------------------------------
                              Its: Assistant Vice President
                                   -----------------------------------

                              and

                              By:  LUTHERAN BROTHERHOOD,
                                   a Minnesota corporation, a venturer

                              By:  /s/ Clifford W. Habeck
                                   -----------------------------------
                              Its: Assistant Vice President
                                   -----------------------------------

                              and

                              LUTHERAN BROTHERHOOD REALTY
                              FUND I LIMITED PARTNERSHIP,
                              a C alifornia limited partnership,
                              as Record Owner,
                              By: Lutheran Brotherhood Real Estate Products Company, a Minnesota Corporation
                              Its:  General Partner

Date of Execution:            By:  /s/ Clifford W. Habeck
July 12, 1996                      -----------------------------------
- ------------------            Its: Assistant Vice President
                                   -----------------------------------

                              PURCHASER:

                              TGM REALTY CORP. #5
                              a Delaware corporation

Date of Execution:            By:  /s/ Thomas Goochberg
July 12, 1996                      -----------------------------------
- ------------------            Its: President


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